SECTION 906 CERTIFICATION

       Pursuant to 18 U.S.C. ss.1350, the undersigned officer of Satuit Capital Management Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended August 31, 2008 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                    November 7, 2008



Name:                     /s/ Robert J. Sullivan
                          ______________________
                          Robert J. Sullivan
Title:                    Chairman, President and Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.